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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported): May 3, 2001
                                                            -----------



                          U.S. Office Products Company
                          ----------------------------
               (Exact Name of Registrant as Specified in Charter)


         Delaware                        0-25372                  52-1906050
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(State or Other Jurisdiction          (Commission             (I.R.S. Employer
     of Incorporation)                File Number)           Identification No.)



          2100 Pennsylvania Avenue, NW, Suite 400, Washington, DC 20037
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              (Address of Principal Executive Offices and Zip Code)


       Registrant's telephone number, including area code: (202) 339-6700
                                                           --------------


       1025 Thomas Jefferson ST., N.W., Suite 600E, Washington D.C. 20007
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS


         SALE OF OFFICE SUPPLIES AND FURNITURE BUSINESS. On May 3, 2001, the registrant and certain subsidiaries signed an amendment to the definitive agreement to sell substantially all of the assets of the US Office Products - North America office supply and office furniture business to Corporate Express Office Products, Inc. The amendment is attached as Exhibit 99 to this filing. As amended, the agreement provides for a purchase price of $175 million in cash in consideration for the assets being sold, subject to adjustment based on the working capital of the business at closing. Corporate Express also agreed to assume all liabilities related to employee retention and agreements with former owners, in consideration of which the amount payable at closing would be reduced by $3 million. In addition, at closing, $12.0 million of the proceeds would be placed in escrow for six months to secure claims for adjustment and indemnification, if any, under the terms of the sale agreement.

         The sale of assets to Corporate Express was completed on May 14, 2001. Pursuant to the agreement, at closing the registrant received net proceeds of $160 million, which will be applied to payment of the registrants' debt and other claims. Following the transaction, the registrant will change its name to BRM Holdings, Inc.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


         (b) The registrant has separately requested relief from the requirement to provide pro forma financial information relating to dispositions.

         (c)       The following exhibit is filed herewith:


                  99 First Amendment to Asset Purchase Agreement dated as of May 3, 2001, by and among Corporate Express Office Products, Inc., Atlantic Acquisition Corporation, U.S. Office Products Company, and its subsidiaries party thereto.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                U.S. OFFICE PRODUCTS COMPANY


                                By:      /s/ Joseph T. Doyle
                                         ----------------------------------
                                         Joseph T. Doyle
                                         Executive Vice President and Chief
                                         Financial Officer


Dated:  May 17, 2001







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